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                                                                   Exhibit 10.02
Contract:

         THIS AGREEMENT made the 11th day of June, 1998

         Between

         Access Power Canada Inc.                            Phone: 416-207-0046
         241 Applewood Crescent #4                             Fax: 416-207-0334
         Concord, Ontario L4K 4E6                           e-mail:


         Herein called "Customer"

                                        &

         Datex Communications Corporation                    Phone: 905-842-7200
         115 Trafalgar Road                                    Fax: 905-842-7444
         Oakville, Ontario L6J 3G3                          e-mail:


         Herein called "Datex"

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Terms Of The Agreement:

1.0      General Overview

         Datex, as an independent contractor agrees to provide certain software and perform certain services for the Customer, at a defined cost as outlined in the following under the terms herein set forth.


2.0      Software - CARS* Integrated Software Package

         Datex to provide the Customer a license for the use of the CARS* integrated software program at a set cost as outlined below. The CARS* software to perform many of the day to day operations and billing requirements of the Customer. Performance items to include all routine order entry, customer service functions, accounting, sales tracking and receipts processing functions. A one time set-up fee will cover all costs incurred in the configuration, customization and design of the standard CARS* program. Set up fee to cover the following initial costs of billing structure design.

                  -   rate table consulting and structuring

                  -   standard invoice creation and layout

                  -   French / English and bilingual (if
                      required) standard invoice design

                  -   design and implementation of the
                      costing and invoicing engine

                  -   network installation and configuration

                  -   installation of the CARS* software

                  -   Customer to Datex information
                      interface design / implementation

                  -   Datex to Customer information
                      interface design / implementation

                  -   initial software training /
                      orientation session

                  -   set up of communication network and
                      monthly system flow

                  -   90 days unlimited local support

                  -   set up of internet configuration
                      between Customer network and Datex

                  -   one follow-up software training /
                      orientation session

                  BASE SET UP FEE TOTAL                               $10,000.00

                  -   "Custom" set up                                 $20,000.00
                                                                      ----------
                  TOTAL SET FEE                                       $30,000.00


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3.0      Base Monthly Software                               Monthly   $1,200.00

                  -   cost as outlined in "Schedule A"
                      attached

                  -   complete and ongoing I.T. support of
                      the basic software

                  -   2 hours monthly telephone training /
                      support

                  -   includes all basic version upgrades


         Base Monthly Service Bureau Fee


4.0      Equal Access data - processing / set up /
         maintenance                                         Monthly   $1,000.00

                  -   fee based on a per billing cycle cost

                  -   call data conversion and preparation
                      from one data source

                  -   additional data stream analysis on a
                      quotation basis only

                  -   call rating using three rate tables

                  -   special maintenance of Custom Business
                      & Residential rates                    Monthly   $1,250.00

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                  -   customer information preparation

                  -   call data analysis and allocation (by
                      customer)

                  -   Customer notification of all
                      unallocated calls

                  -   updated customer information
                      preparation

4.1      Product, Line, Feature, Service - data processing /
         set up / maintenance                                Monthly   $  600.00


                  -   fee based on a per billing cycle cost

                  -   includes up to 300 individual items if
                      required

                  -   additional items @ $2.00 each if
                      required

4.2 Datex to provide the Customer standard monthly management reports

                  -   profit / loss / margin reports

                  -   tax summary

                  -   price per minute analysis

                  -   provincial revenue analysis / cost
                      analysis

                  -   rate program report

                  -   calling analysis / product summary

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4.3      Datex to provide the Customer CD ROM back
         up storage

                  -   prepare data on CD Rom                 Monthly   $   75.00

                  -   Label / store and index information    Monthly   $   75.00

4.4 Datex to provide the Customer additional rate table implementation

                  -   Datex to provide Customer an Excel
                      spread sheet format for new or change
                      rate plans

                  -   Customer to input all new and changed
                      rate table numbers into Datex supplied
                      Excel spread sheet and e-mail to Datex
                      prior to the 25th of the month for
                      next billing cycle implementation

                  -   Customer acknowledges that Excel input
                      errors are the sole responsibility of
                      the Customer and that any reprints,
                      mailings or Datex time spent on fixing
                      Customer input errors will be invoiced
                      in full to the Customer.

                  -   Customer acknowledges that new or
                      changed rates tables received after
                      the 25th of the month are subject to a
                      quoted extra charge if entry required
                      in the upcoming bill run.

                  -   additional $100.00 (first month)
                      $50.00 ongoing per month surcharge on
                      base fee per rate table for monthly
                      analysis and auditing.

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5.0      Services - Invoice Preparation / Processing /
         Printing / Inserting

         Datex to provide the Customer with invoice preparation, printing and mailing services as per sections 4.1, 4.2. & 4.3. Customer agrees to purchase /supply at fair market value #2 booklet envelopes, return envelopes (optional) along with the supply of Customer letterhead for invoice cover page from Datex's assigned print house. Customer acknowledges that all Customer supplied print material will conform 100% to Datex specifications or an additional processing charge will be applied (quoted) to use such material.

5.1      Invoice Preparation (per invoice)                      Each       $1.10

                  -   standard invoice calculations /
                      information

                          - name address, change of           - custom marketing
                            address                             message box

                          - product                           - call summary by
                            summaries                           product

                          - remittance stub with
                            address

                          - accounts receivable bar code
                            information

                          - previous balance, payments, credits,
                            now due

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5.2      Invoice Processing

                  -   per call record                                  $   0.003
                  -   per product                                      $   0.03

5.3      Invoice Printing (600 DPI Laser)

                  -   per page fee                                     $  0.0125

                  -   per print impression                             $    0.05

5.4      Invoice Folding and Inserting

                  -   # 2 booklet envelope per piece labor             $    0.35
                      charge

                  -   9 X 12 envelope etc.,label and                   $    1.00
                      business reply envelope

                  -   for use with oversized multiple page
                      invoices

5.5      Invoice  Reprints

                  -   Standard Customer invoice reprints,
                      each includes 50 pages of single                 $   10.00
                      sided print, additional pages @ $0.008

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5.6      CD ROM Data

                  -   Monthly invoice data to customer on CD
                      for BillView facility (each)                     $   50.00

6.0      CallView Program - End User Call Record Facility

6.1      callVIEW Software

                  -   per single customer, user license set
                      up fee                                           $  125.00

6.2      CallView Data

                  -   diskette (each)                                  $   10.00

                  -   CD ROM (each)                                    $   50.00

6.0      Receipts Processing

                  -   One time set up fee                              $1,000.00

                  -   Set up of software interface to
                      process Customer's receipts at Datex

                  -   Set up Oakville P.O. Box

                  -   Set up banking relationship for
                      deposit entries

                  -   Set up and train Customer on receipts
                      processing interface

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6.1      Base Monthly Fee                                              $  250.00

                  -   one time per week pick up of mail from
                      Oakville P.O. Box

                  -   one time per week deposit to
                      Customer's account @ xxxxxxxx

                  -   update Customer data base with receipt
                      entries

6.2      Automatic Base Monthly Fee Increases

                  -   @ 1001+ pieces per month processed
                      (2XWeek P.O.Box & Bank)                          $  500.00

                  -   @ 2001+ pieces per month processed
                      (3XWeek P.O.Box & Bank)                          $  750.00

                  -   @ 3001+ pieces per month processed
                      (4XWeek P.O.Box & Bank)                          $1,000.00

                  -   @ 4001+ pieces per month processed
                      (5XWeek P.O.Box & Bank)                          $1,250.00

6.3      Weekly Service Provided

                  -   open all envelops                               $0.65/item

                  -   enter customer #, invoice # and check
                      amount into CARS* system

                  -   enter all amounts into bank deposit
                      system

                  -   photo copy and file all checks
                      received

                  -   unallocated checks, remittance stubs
                      forwarded to customer

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7.0      Term

         This contract is for the term of 12 months and will be automatically renewed at the end of the term at the same terms and conditions as outlined in this contract unless notice to terminate is given by either Datex or the Customer in writing 60 days prior to the date of termination.

8.0      Designation of Duties

         Customer to provide Datex with a charge account number of a courier company of their choice for all Customer courier packages executed by Datex. Customer to provide Datex with Vendor Data Table Updates after Customer verifies unallocated numbers. Datex will complete the billing cycle within five business days after receipt and verification of the carrier data and the Customers Data Table Updates, excluding unknown software issues.

9.0      Indemnity

         Customer shall indemnify and hold harmless Datex, it's officers and employees against all losses, claims, liabilities, damages and expenses of any nature, directly or indirectly arising out of or as a result of any act or omission by Datex, it's employees, or agents in the performance of this agreement.

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10.0     Payment Of Services

         Customer agrees to pay Datex a security deposit equivalent to two months average billing services to be adjusted on a quarterly basis to reflect Customers growth / decline in billing.

         Customer acknowledges that Datex will produce an invoice upon the completion of a billing cycle or any quoted work. Customer acknowledges that all invoices are due upon receipt of invoice and that any outstanding invoices over 30 days will be subject to a monthly finance charge of 1.5%.

         Customer acknowledges that Datex will not proceed with any work of any kind while the Customers accounts receivable balance with Datex is more than one billing month in arrears.

11.0     Confidentiality

         Datex agrees to implementation of a standard non-disclosure pertaining to formats, techniques or any other technologies developed by Datex on behalf of the Customer and of any and all proprietary information regarding the Customers business operations.

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12.0     Warranty

         Datex services will be performed in accordance with generally and accepted consultant/contract business principals and practices. This warranty is in lieu of all other warranties either expressed or implied.

13.0     Prohibition and Assignment

         It is a condition of this agreement that Datex shall not assign this agreement without the prior expressed written consent of the Customer.

14.0     Applicable Law

         This agreement in and schedule of costs hereto shall be interpreted in accordance with the laws of the Province of Ontario.

15.0     Severability

         The invalidity of any particular provision of the agreement shall not affect any other provision thereof, but the agreement shall be continued as if such invalid provision were omitted.

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16.0     Courier Services

         Customer acknowledges that all Customer courier charges incurred in the normal course of processing the monthly billing cycle will be the sole responsibility of the Customer. The Customer will supply Datex with a courier account number and instructions on Customers courier requirements.

17.0     Taxes

         Customer acknowledges that all quoted charges contained in this agreement are net of taxes and that all final invoices from Datex to the Customer will include all taxes, customs, duties, levies and similar charges payable to any jurisdiction or authority.

18.0     Entire Agreement

         This agreement supersedes any prior written or oral agreements and constitutes the entire agreement between Datex and the Customer which shall not be varied by any oral agreement or representation of otherwise, except in writing and duly executed by both parties.

19.0     Headings

         The headings in this agreement are for convenience purposes only and do not form part of this agreement and are not intended to interpret, define or limit the scope, extent or intent of this agreement or any provision hereof.

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         IN THE WITNESS WHEREOF the parties have hereunto set their hands of the date first written above.


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                                            Witness

         Accepted by Datex Communications Corporation this 11th day of June,
         1998.


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Datex Communications Corporation            Witness


RECEIPT OF ACCEPTED COPY OF AGREEMENT ACKNOWLEDGED this 11th day of June,1998